Exhibit 10.1

                                    GSV, INC.
                                  191 Post Road
                           Westport, Connecticut 06880


                                                              September 20, 2004

Brooks Station Holdings, Inc.
c/o Cavallo Capital Corp.
660 Madison Avenue
New York, New York 10021

        Re:     Waiver of Default and Amendment of Promissory Notes

Dear Sirs:

          Brooks Station Holdings, Inc. ("Brooks Station") holds three promissory notes (collectively, the "Notes") issued by GSV, Inc. (the "Company"), as follows: a promissory note dated July 21, 2003, in the principal amount of $200,000; a promissory note dated February 11, 2004, in the principal amount of $25,000; and a promissory note dated March 18, 2004, in the principal amount of $25,000. Each of the Notes bears interest at the rate of 8% per annum, matured on September 1, 2004 (the "Original Maturity Date"), and is secured by a first priority security interest in all assets of the Company pursuant to a Security Agreement between the Company and Brooks Station dated as of July 21, 2003.

          Brooks Station and the Company now wish to extend the maturity of each of the Notes to March 1, 2005, in accordance with the terms set forth below:

          1. Waiver of Default. Brooks Station hereby waives any claim against the Company or its assets arising from the Company's failure to pay the principal and accrued interest on the Notes on the Original Maturity Date or thereafter through the date of this letter agreement.

          2. Extension of Maturity Date. Brooks Station and the Company agree that Section 1 of each of the Notes is hereby amended to read as follows:

          "1. The principal amount of this Note, together with any unpaid accrued interest thereon, shall be due and payable on March 1, 2005."

          3. Miscellaneous.

               (i) Except as herein amended, the Notes shall remain in full force and effect. This letter agreement may not be amended, revised, terminated or waived
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          except by an instrument  in writing  signed and delivered by the party to be charged therewith.

               (ii) This letter agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto.

               (iii) This letter agreement shall be construed and governed by the laws of the State of New York, applicable to agreements made and to be performed entirely therein.

          If you are in agreement with the foregoing, please sign below and return the original to the Company, keeping a copy for your files.

                                   Sincerely,


                                   GSV, INC.

                                   By:/s/Gilad Gat
                                      ------------
                                   Name:  Gilad Gat
                                   Title:  Chief Executive Officer and President

Acknowledged and agreed:

BROOKS STATION HOLDINGS, INC.


By:     /s/ Danny Golan
        ----------------
        Name:   Danny Golan
        Title:  President